FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 15, 2005, Telephone and Data Systems, Inc. ("TDS") and its subsidiary, United States Cellular Corporation ("U.S. Cellular"), received notices from the staff of The American Stock Exchange ("AMEX") indicating that TDS and U.S. Cellular were not in compliance with Sections 134, 1003(d) and 1101 of the AMEX Company Guide as a result of their failure to file their quarterly reports on Form 10-Q for the quarter ended September 30, 2005 on a timely basis.

Such AMEX notices required each of TDS and U.S. Cellular to submit a plan by December 1, 2005, advising the AMEX of any action it has taken, or will take, to file its Form 10-Q for the quarter ended September 30, 2005, to bring TDS and U.S. Cellular into compliance with the AMEX Company Guide by no later than January 17, 2006. TDS and U.S. Cellular submitted such plans on November 30, 2005. On December 16, 2005, TDS and U.S. Cellular received letters from the AMEX stating that the AMEX has approved such plans and that the listing of the TDS Common Shares and Special Common Shares and the listing of the U.S. Cellular Common Shares will continue pursuant to an extension.

On December 20, 2005, TDS and U.S. Cellular issued a joint press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: December 21, 2005

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 20, 2005.
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement